UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2013

Naked Brand Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 – 34346 Manufacturers Way, Abbotsford, BC V2S 7M1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 877.592.4767

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Please see the disclosure under Item 2.03 of this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 4, 2013, we issued a convertible promissory note to one lender in the principal amount of $300,000 plus accrued and unpaid interest and any other fees. The note matures on February 9, 2014, bears interest at 45% per annum and is repayable in equal semi-monthly installments over the term of the note. The note entitles the lender, at its election, at any time on or prior to maturity, to convert all or any portion of the principal amount and any interest outstanding thereon into shares of our common stock at the price of $0.25 per share.

We may repay the promissory note at any time on or before maturity without notice, bonus or penalty.

As additional consideration for entering into the convertible promissory note, we agreed to issue 200,000 shares of our common stock to the lender.

The amounts due under the convertible promissory note are secured by a personal guarantee of a director and officer of our company who has pledged his shares of common stock of our company to the lender as security for the guarantee.

Item 3.02 Unregistered Sales of Equity Securities.

On October 4, 3013, we issued the convertible promissory note and on October 9, 2013, we issued the 200,000 shares of our common stock to the lender who is resident in Canada relying on Regulation S promulgated under the Securities Act of 1933.

In connection with structuring the convertible promissory note, we issued 10,000 shares of our common stock to R.C. Morris and Company Ltd. which is resident in Canada relying on Regulation S promulgated under the Securities Act of 1933.

Item9.01 Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Promissory Note dated October 4, 2013
10.2	Guarantee dated October 4, 2013
10.3	Pledge Agreement dated October 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By:

/s/ Alex McAulay

Name:	Alex McAulay
Chief Financial Officer and Secretary

Date: October 10, 2013